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EXHIBIT 11.1
KINGSWAY FINANCIAL SERVICES INC.
Computation of Earnings Per Common Share
For the three months ended March  31, 2003 and the
  twelve months ended December 31st for the years ended 2002, 2001 and 2000
(In thousands, except per share amounts)
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                                                               Three Months
                                                                  Ended              Twelve Months Ended
                                                                 March 31,              December 31,
                                                                   2003         2002        2001         2000
                                                              =================================================
EARNINGS
  Basic:
  Net income, available to common shareholders                    $24,394      $79,532      $44,931      $27,470
                                                              --------------------------------------------------

  Diluted:
  Net income, available to common shareholders                    $24,394      $79,530      $44,931      $27,470
                                                              --------------------------------------------------

COMMON SHARES
  Basic:
  Weighted average shares outstanding                              48,827       48,743       37,202       33,985
                                                              --------------------------------------------------

  Diluted:
  Weighted average shares outstanding                              48,827       48,743       37,202       33,985
  Effect of dilutive securities:
    Stock options                                                     573          684          654          356
                                                              --------------------------------------------------

  Weighted average, as adjusted                                    49,400       49,427       37,856       37,341
                                                              --------------------------------------------------

EARNINGS PER COMMON SHARE
  Basic:                                                            $0.50        $1.63        $1.21        $0.81
                                                              --------------------------------------------------

  Diluted:                                                          $0.49        $1.61        $1.19        $0.80
                                                              --------------------------------------------------
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